                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        U.S. TIMBERLANDS COMPANY, L.P.
            (Exact name of registrant as specified in its charter)



                DELAWARE                                 91-1842156
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 P. O. BOX 10
 6400 HIGHWAY 66
 KLAMATH FALLS, OREGON                                      97601
(Address of principal executive offices)                  (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

None.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
Registration No. 333-32811


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

              COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS
                               (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Common Units representing limited partner interests in U.S. Timberlands Company, L.P. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-32811), as filed with the Securities and Exchange Commission on August 4, 1997 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission:


*1 Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (No. 333-32811), as filed with the Securities and Exchange Commission on October 24, 1997.

 2     Certificate of Limited Partnership of the Registrant.

*3 Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form
       S-1 referenced above.

*4 Form of Certificate evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1 referenced above.


_____________________________
*  Incorporated by reference from the Registrant's Registration Statement on
   Form S-1   (No. 333-32811) as amended, pursuant to Rule 12b-32.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 29, 1997

                                   U.S. TIMBERLANDS COMPANY, L.P.

                                   BY:  NEW SERVICES, L.L.C.*
                                        AS GENERAL PARTNER



                                        By: /s/John M. Rudey
                                            ----------------
                                        Name:    John M. Rudey
                                        Title:   Chairman of the Board



__________________________
* Upon consummation of the Registrant's initial public offering, New Services, L.L.C. will change its name to "U.S. Timberlands Services Company, L.L.C."

                                                                       EXHIBIT 2

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                        U.S. TIMBERLANDS COMPANY, L.P.

     The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is U.S. Timberlands Company, L.P. (the "Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          Name and Address
          Of Registered Agent                Address of Registered Office
          -------------------                ----------------------------

          The Corporation Trust Company      Corporation Trust Center
          Corporation Trust Center           1209 Orange Street
          1209 Orange Street                 Wilmington, DE 19801
          Wilmington, DE 19801

     3.   The name and business address of the General Partner is as follows:


          General Partner                    Address
          ---------------                    -------
          New Services, L.L.C.               625 Madison Avenue
                                             Suite 10-B
                                             New York, New York 10022


     WHEREFORE, the undersigned has executed this Certificate as of the 26th day of June, 1997.

                                        GENERAL PARTNER:

                                        NEW SERVICES, L.L.C.

                                        By:  /s/ John M. Rudey
                                             ------------------------------
                                             Name:  John M. Rudey
                                             Title:  Authorized Person

                                      -5-